UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2005

NAVARRE CORPORATION

(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7400 49th Avenue North, New Hope, MN 55428
(Address of principal executive offices)

Registrant’s telephone number, including area code: (763) 535-8333

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 2.01. Completion of Acquisition or Disposition of Assets

On May 11, 2005, Navarre Corporation (the “Company”), through three wholly-owned subsidiaries (Navarre CP, LLC, Navarre CS, LLC and Navarre CLP, LLC) completed its previously announced acquisition of all of the general and limited partnership interests of FUNimation Productions, Ltd. and The FUNimation Store, Ltd. (together referred to herein as “FUNimation”). The aggregate consideration paid for the partnership interests consisted of: (i) cash consideration of $100,400,000 (plus post-closing adjustments not to exceed $5,000,000 and excess cash as defined in the purchase agreement); (ii) stock consideration consisting of an aggregate of 1,827,486 shares of Company’s common stock; and (iii) contingent consideration consisting of $17,000,000 million of cash payable over five (5) years depending on the attainment of certain predetermined operating targets by FUNimation. The shares of common stock issued to the previous owners of the general and limited partnership interests of FUNimation are unregistered, but are subject to certain registration rights.

Pursuant to the purchase agreement, as amended, the sellers are obligated to indemnify the Company for any breach of or inaccuracy of any representation or warranty made in the Partnership Interest Purchase Agreement and any breach of or failure to perform any of their covenants or agreements; provided, however, that the maximum amount of claims that are indemnified under the purchase agreement is $20,000,000 and the first $1,000,000 in losses are not covered.

The foregoing description is not a complete statement of the parties’ rights and obligations under the acquisition agreement and the transactions completed. The above description is qualified in its entirety by reference to the purchase agreement, as amended, which is filed with the Company’s January 11, 2005 Current Report of Form 8-K as Exhibit 10.1, and related documents filed as Exhibits 10.1(a)-(f) and Exhibit 10.1 hereto, all of which are incorporated herein by reference.

Gen Fukunaga entered into an employment agreement providing for his employment as President, Chief Executive Officer of FUNimation Productions, Ltd. and he will serve as a director on the Board of Directors of FUNimation Productions, Ltd. or other similar governing body. The term of his agreement is five years from May 11, 2005. The agreement currently provides for a base salary of $350,000 per year, subject to annual adjustments by the board of directors of FUNimation Productions, Ltd., and an annual bonus consistent with Navarre’s executive bonus program. Mr. Fukunaga was issued an option to purchase 150,000 Navarre common stock, at an exercise price of $8.35 per share. This option expires on May 10, 2015 and vests pro rata over the initial three years of the option term. Mr. Fukunaga will also be eligible for customary benefits that are provided to similarly-situated executives including health and disability insurance, future stock option grants, reimbursement of reasonable business expenses, and paid vacation time.

This agreement also provides Mr. Fukunaga with the ability to earn two performance-based bonuses in the event that certain financial targets are met by the FUNimation business during the fiscal years ending March 31, 2006-2010. Specifically, if the cumulative EBIT of FUNimation during the fiscal years ending March 31, 2006 through March 31, 2008 is in excess of $90.0 million, Mr. Fukunaga is entitled to receive a bonus payment in the amount equal to 5% of the EBIT that exceeds $90.0 million; however, this bonus payment shall not exceed $5.0 million. Further, if the cumulative EBIT of FUNimation during the fiscal years ending March 31, 2009 and 2010 is in excess of $60.0 million, Mr. Fukunaga is entitled to receive a bonus payment in an amount equal to 5% of the EBIT that exceeds $60.0 million during such two year period; however, this bonus payment shall not exceed $4.0 million.

If the employment of Mr. Fukunaga is terminated by FUNimation Productions, Ltd. without cause or by Mr. Fukunaga for good reason, Mr. Fukunaga is entitled to receive payment of his annual salary, plus an amount equal to the bonus payable as a portion of his annual salary for the lesser of the remaining term of his employment agreement or two years. Payments to be made under these circumstances do not include the performance-based bonuses payable in connection with meeting the EBIT targets discussed above.

The Fukunaga employment agreement includes certain non-competition and non-solicitation provisions that apply to Mr. Fukunaga’s activities during the term of the employment agreement and for 18 months thereafter. The description of the Fukunaga employment agreement is qualified in its entirety by reference to the Employment Agreement filed as Exhibit 10.1(b) to the January 11, 2005 Form 8-K.

To complete the FUNimation acquisition, on May 11, 2005, Navarre entered into a $165 million credit facility with General Electric Capital Corporation (“GE”). This credit facility replaces the Company’s previously existing lines of credit with GE. Under this credit facility the Company entered into both a six-year $140 million Term Loan B sub-facility and a five-year revolving sub-facility for up to $25 million. The credit facility is secured by a first priority security interest in substantially all of Navarre’s assets. This facility is prepayable at any time, at the Company’s option.

The entire $140 million of the Term Loan B sub-facility was drawn by the Company at closing to finance the initial cash portion of the FUNimation acquisition and associated expenses, with the remaining balance placed into cash reserves for general corporate purposes. The revolving sub-facility will be available to the Company for its working capital and general corporate needs and at the time of FUNimation partnership purchase closing was undrawn.

The Credit Facility is attached hereto as Exhibit 10.2. Additional information regarding the GE Credit Facility is provided in Item 2.03 below, which information is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation

As described above, on May 11, 2005, the Company and each of its wholly-owned subsidiaries entered into the $165 million Credit Facility with General Electric Capital Corporation (“GE”) as lender described above in Item 1.01.

The Credit Facility contains customary affirmative and negative covenants. The financial covenants include a limitation on capital expenditures, fixed charge coverage ratio, adjusted fixed charge coverage ratio, and indebtedness to EBITDA ratio. The creation of indebtedness outside the Credit Facility, creation of liens, making of certain investments, sale of assets, and incurrence of debt are all either limited or require prior approval from GE. The Credit Facility also contains customary events of default such as nonpayment, bankruptcy, and change in control, which if they occur may constitute an event of default.

The initial interest rate on funds borrowed under the Credit Facility is 8%, which rate will adjust as provided for in Credit Facility.

The description of the Credit Facility is qualified in its entirety by reference to the Credit Facility filed as Exhibit 10.2 hereof, which is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities

Effective May 11, 2005, the Company issued 1,827,486 shares of its unregistered common stock to the previous owners of the general and limited partnership interests of FUNimation pursuant to the acquisition described above. In addition, the Company issued an option to purchase 150,000 shares of common stock to Gen Fukunaga exercisable at $8.35 per share. This option expires on May 10, 2015 and vests pro rata over the initial three years of the option agreement term. The shares and option were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act, as amended. The shares issued contain a legend restricting their transferability absent registration or applicable exemption. The shares are subject to the terms and conditions of the Registration Rights Agreement dated May 11, 2005, the form of which was filed as Exhibit 10.1(e) to the Company January 11, 2005 Form 8-K which is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the completion of the FUNimation acquisition, Gen Fukunaga entered into an employment agreement providing for his employment as President, Chief Executive Officer of FUNimation and he will serve as a director on the Board of Directors of FUNimation as described above in Item 1.01. This agreement became effective May 11, 2005.

Item 7.01. Regulation FD Disclosure

On May 11, 2005, the Company issued a press release announcing completion of the FUNimation acquisition and the GE financing transaction. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 to this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 (including Exhibit 99.1) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

We intend to file by amendment the required historical financial statements of FUNimation not later than 71 calendar days after the date that this Form 8-K was required to be filed.

Notes to Combined Financial Statements

(b)	Pro Forma Financial Information

We intend to file by amendment the required pro forma financial information reflecting the acquisition of FUNimation partnership interests not later than 71 calendar days after the date FUNimation Form 8-K was required to be filed.

(c)	Exhibits

10.1	Amendment No. 1 to Partnership Interest Purchase Agreement dated May 11, 2005.

10.2	Second Amended and Restated Credit Agreement dated as of May 11, 2005 between the Company and General Electric Capital Corporation.

99.1	Press Release issued by Navarre Corporation, dated May 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION

Dated: May 17, 2005	By:	/s/ JAMES G. GILBERTSON

Name: James G. Gilbertson Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to Partnership Interest Purchase Agreement dated May 11, 2005

10.2	Second Amended and Restated Credit Agreement dated as of May 11, 2005 between the Company and General Electric Capital Corporation.

99.1	Press Release issued by Navarre Corporation, dated May 11, 2005.